COVANCE SUBSIDIARIES

Covance Clinical and Periapproval Services Inc. (f/k/a Corning Besselaar Inc.)
    (New Jersey)
Covance Clinical Research Unit Inc. f/k/a Corning Besselaar
Clinical Research Units Inc.) (Florida)
Covance Periapproval Services Inc. (f/k/a Corning Pact Inc.) (Delaware)
Covance Clinical and Periapproval Services Limited (f/k/a Corning Besselaar
    Limited) (Ireland)
Covance AG (f/k/a GHBA AG) (Switzerland)
Covance Clinical and Periapproval
    Services AG (f/k/a Corning Besselaar AG) (Switzerland)
Covance Clinical and Periapproval Services GmbH (f/k/a G.H. Besselaar Associates
    GmbH) (Germany)
Covance Pty. Ltd. (f/k/a Corning Besselaar Pty. Ltd.) (Australia)
Covance Clinical and Periapproval Services SA (f/k/a Corning Besselaar S.A.)
    (Belgium)
Covance Clinical and Periapproval Services SARL (f/k/a Corning Besselaar SARL)
    (France)
Covance Preclinical Corporation (f/k/a Hazleton Corporation) (Washington) Covance Laboratories GmbH (f/k/a Corning Hazleton GmbH) (Germany)
Covance Laboratories Inc. (f/k/a Corning Hazleton Inc.) (Delaware)
Covance Research Products Inc. (f/k/a HRP Inc.) (Pennsylvania)
Covance Central Laboratory Services Inc. (f/k/a Corning SciCor Inc.) (Delaware) Covance Central Laboratory Limited Partnership d/b/a Covance Central Laboratory
    Services Inc. (f/k/a Corning SciCor Limited Partnership) (Indiana)
Covance Central Laboratories SA (f/k/a Corning SciCor S.A. (Switzerland)
Covance Ltd. (f/k/a Corning Pharmaceutical Services Ltd.) (UK)
Covance Clinical and Periapproval Services Ltd. (f/k/a Corning Besselaar Ltd.)
    (UK)
Covance Clinical Research Unit Ltd. (f/k/a Corning Besselaar CRU Ltd.) (UK) Covance Laboratories Ltd. (f/k/a Corning Hazleton Ltd.) (UK)
Hazpen Trustees Ltd. (UK)
Corning Microtest Research Ltd. (UK)
Covance Pharmaceutical Packaging Services Inc. (f/k/a Corning National Packaging
    Inc.) (Pennsylvania)
Covance Health Economics and Outcomes Services Inc. (f/k/a Corning HTA Inc.)
    (Delaware)
Covance Biotechnology Services Inc. (f/k/a Corning Bio Inc.) (Delaware)
Covance Pharmaceutical Packaging Services AG (f/k/a CRS Pacamed AG)
    (Switzerland)